Exhibit 99.1

Rostock Evaluating Additional Properties

Press Release Source: Rostock Ventures Corp. On Thursday May 6, 2010, 3:01 am EDT

SAN DIEGO, CALIFORNIA--(Marketwire - 05/06/10) - Rostock Ventures Corp. (the "Company") (OTC.BB:ROSV - News), a mining exploration and development company formed to acquire, develop, and exploit natural resource properties, is pleased to announce that the Company is currently evaluating additional mining properties throughout North America. Rostock's current projects are the McVicar Lode Mining Claim located in Southern Nevada and the Yukon Claim which is approximately 3200 contiguous acres and lies within the globally prolific mining region known as the Tintina Gold Belt.

Luis Carrillo, President and CEO, stated that, "The Company is hopeful that it will acquire the rights to develop other properties in the near future, and is working to finalize a plan to develop its current properties and those that we may soon acquire."

For additional information, please visit www.rostockcorp.com.

On behalf of the board:

Luis Carrillo, President

Forward-looking statements

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of exploration programs; competition from other exploration or mining companies; and the company's ability to obtain additional funding required to conduct its exploration activities. Please refer to the company's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.